Tuesday September 3, 2002

CONCEPTS DIRECT, INC. ANNOUNCES ELECTION OF NEW CHIEF FINANCIAL
OFFICER

Longmont, Colorado, September 3, 2002 -- Concepts Direct, Inc. (NASDAQ: CDIR) announced the election of Zaid H. Haddad, the Company's Controller, as Chief Financial Officer, Secretary and Treasurer. On September 3, 2002, Cody S. McGarraugh, formerly Vice President - Finance, Chief Financial Officer, Secretary and Treasurer of the Company, resigned from the Company to pursue other interests.

About Concepts Direct, Inc.

Concepts Direct is a direct marketing company focused on building and managing customer relationships through its catalogs and internet retailing initiatives. The company sells primarily personalized paper products and a diverse line of merchandise, including gift items, home decorative items, collectibles and apparel. Concepts Direct sells its merchandise primarily via the Colorful Images, Linda Anderson, SnoopyTM etc., Garfield Stuff, Linda Anderson's Collectibles, and the Music Stand catalogs. In addition, the company owns and operates numerous web sites, including www.ColorfulImages.com, www.LindaAnderson.com, www.SnoopyStore.com, www.garfieldstuff.com, www.theMusicStand.com and www.NewBargains.com.

Cautionary Statement

This press release contains certain forward-looking statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Company statements that are not historical facts, including statements about the Company's expectations, beliefs, plans and objectives are forward-looking statements and involve various risks and uncertainties, including the risks associated with starting new businesses. Additional discussion of factors that could cause actual results to differ materially from management's expectations, beliefs, plans and objectives is contained in the Company's SEC filings.

For Further Information Contact

Phillip A. Wiland, Chairman & CEO
Concepts Direct, Inc.
(303) 772-9171
pwiland@conceptsdirectinc.com

Zaid H. Haddad, Chief Financial Officer
Concepts Direct, Inc.
(303) 772-9171
zhaddad@conceptsdirectinc.com